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                                                                 Exhibit (h)1.13
                               LETTER AGREEMENT
                                      and
                              AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA 98402

Ladies and Gentlemen:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company ("FRIC") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is
(i) creating Class I and Class Y or each of its Tax-Managed Overseas Equity Fund, Select Value Fund, and the Select Growth Fund (the "New Funds"), (ii) revoking the redesignation of the Class S of the Money Market Fund, Tax Free Money Market Fund, US Money Market Fund ("Money Funds") as Class I and (iii) revoking the creation of a new Class S for each of the Money Funds.

FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to such classes of shares of each New Fund pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to reflect these changes. The fees to be charged by the Transfer and Dividend Disbursing Agent in return for its services are the same as those set forth in the current fee schedule to the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to each New Fund and additional class of shares and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:________________________________
   Lynn L. Anderson
   President

Accepted this ____ day of ________, ____.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:________________________________
   Len P. Brennan, President
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                                    AMENDED
                                  SCHEDULE A

                       FRANK RUSSELL INVESTMENT COMPANY
                       --------------------------------

   FUND                                                     CLASS(ES)
   ----                                                     ---------

   Equity I                                                 E; I; Y
   Equity II                                                E; I; Y
   Equity III                                               E; I; Y
   Equity Q                                                 E; I; Y
   Fixed Income I                                           E; I; Y
   Short Term Bond (formerly Fixed Income II)               A; B; C; E; S
   Fixed Income III                                         E; I; Y
   International                                            E; I; Y
   Emerging Markets                                         A; B; C; E; S
   Diversified Equity                                       A; B; C; E; S
   Special Growth                                           A; B; C; E; S
   Equity Income                                            A; B; C; E; S
   Quantitative Equity                                      A; B; C; E; S
   International Securities                                 A; B; C; E; S
   Real Estate Securities                                   A; B; C; E; S
   Diversified Bond                                         A; B; C; E; S
   Multistrategy Bond                                       A; B; C; E; S
   Select Value                                             A; B; C; E; S; I; Y
   Select Growth                                            A; B; C; E; S; I; Y
   Money Market                                             A; B; S
   Tax Exempt Bond (formerly Limited Volatility Tax Free)   A; B; C; E; S
   U.S. Government Money Market                             A; B; S
   Tax Free Money Market                                    A; B; S
   Aggressive Strategy                                      A; B; C; S; D; E
   Balanced Strategy                                        A; B; C; S; D; E
   Moderate Strategy                                        A; B; C; S; D; E
   Conservative Strategy                                    A; B; C; S; D; E
   Equity Aggressive Strategy (formerly
        Equity Balanced Strategy)                           A; B; C; S; D; E
   Tax-Managed Global Equity                                A; B; C; E; S
   Tax-Managed Large Cap (formerly Equity T)                A; B; C; E; S
   Tax-Managed Small Cap                                    A; B; C; E; S
   Tax-Managed Overseas Equity Fund                         A; B; C; E; S; I; Y
   Selected Equity Fund                                     E
   Selected Fixed Income Fund                               E